Exhibit 99.1

Contact:	Adriel Lares Vice President of Finance and Chief Financial Officer (510) 413-5999

3PAR Reports Financial Results for Third Quarter of Fiscal 2009

Fremont, Calif. – January 29, 2009 – 3PAR Inc. (NYSE: PAR), a leading global provider of utility storage, today reported results for the third quarter of fiscal year 2009, which ended December 31, 2008. Revenue for the third quarter was $48.2 million, an increase of 57% compared to revenue of $30.8 million for the same period a year ago, and an increase of 7% compared to $45.1 million in the prior quarter, which ended September 30, 2008.

For the third quarter of fiscal 2009, GAAP net income was $461,000, or $0.01 per share compared to GAAP net loss of $1.9 million, or ($0.05) per share for the same period in the prior year. Non-GAAP net income, which excludes the impact of stock-based compensation expense, for the third quarter of fiscal 2009 was $2.3 million, or $0.04 per share, compared to non-GAAP net loss of $664,000, or ($0.02) per share for the same period in the prior year.

“The strong financial results we report for the third quarter of fiscal 2009 result from a continued focus on fiscal discipline and reflect the unique value that 3PAR Utility Storage brings to organizations that need to do more with less in challenging economic times,” said David Scott, Chief Executive Officer. “As datacenters have continued to look for new ways to economize, they have continued to turn to 3PAR to lower CAPEX and OPEX by reducing disk capacity purchases, energy costs, and storage administration effort by up to 80%.”

Additional Third Quarter Fiscal 2009 Financial Information

3PAR reports operating income (loss), net income (loss), and earnings (loss) per share (EPS) on a GAAP and on a non-GAAP basis, which excludes the impact of stock-based compensation expense. The non-GAAP measures are described in greater detail below and are reconciled to the corresponding GAAP measures in the accompanying financial tables.

•

GAAP operating income for the third quarter of fiscal 2009 was $507,000, or 1% of revenue. This compares to GAAP operating loss of $1.4 million in the second quarter of fiscal 2009, or 3% of revenue. Non-GAAP operating income in the third quarter of fiscal 2009 was $2.4 million, or 5% of revenue. This compares to non-GAAP operating income of $291,000, or 1% of revenue, in the second quarter of fiscal 2009. GAAP net income for the third quarter of fiscal 2009 was $461,000 as compared to a GAAP net loss of $1.2 million in the second quarter of fiscal 2009. Non-GAAP net income in the third quarter of fiscal 2009 was $2.3 million, compared to $520,000 in the second quarter of fiscal 2009.

•

GAAP EPS for the third quarter of fiscal 2009 was $0.01 on 63.1 million diluted shares outstanding, compared to ($0.02) in the second quarter of fiscal 2009 on 60.6 million shares outstanding. Non-GAAP EPS in the third quarter of fiscal 2009 was $0.04 compared to $0.01 in the second quarter of fiscal 2009.

•

Non-GAAP operating income, non-GAAP net income, and non-GAAP EPS are computed net of stock-based compensation. In the third and second quarters of fiscal 2009, the charges related to stock-based compensation were $1.9 million and $1.7 million, respectively.

Reconciliations of Non-GAAP measures to GAAP operating loss, net loss, and EPS are included at the end of this release.

Webcast and Conference Call Information

To access the conference call by phone, please dial 800-510-9836, Passcode 12011303. International participants can dial 617-614-3670, Passcode 12011303. A live webcast of the conference call will also be accessible from the “Investors” section of 3PAR’s Website at www.3PAR.com. Following the webcast, an archived version will be available on the website for seven days. To hear the replay, parties in the United States and Canada should call 888-286-8010 and enter passcode 16966120. International parties can access the replay at 617-801-6888 and enter passcode 16966120.

About 3PAR Inc.

3PAR® (NYSE: PAR) is a leading global provider of utility storage, a category of highly virtualized, tightly-clustered, and dynamically-tiered storage arrays built for utility computing. Organizations use utility computing to build cost-effective virtualized IT infrastructures for flexible workload consolidation. 3PAR Utility Storage gives customers an alternative to traditional arrays by delivering resilient infrastructure with increased agility at a lower total cost to meet their rapidly changing business needs. As a pioneer of thin provisioning—a green technology developed to address storage underutilization and inefficiencies—3PAR offers products designed to minimize power consumption and promote environmental responsibility. With 3PAR, customers have reduced the costs of allocated storage capacity, administration, and SAN infrastructure while increasing adaptability and resiliency. 3PAR Utility Storage is built to meet the demands of open systems consolidation, integrated data lifecycle management, and performance-intensive applications. For more information, visit the 3PAR Website at: www.3PAR.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning 3PAR’s financial performance, 3PAR’s ability to maintain and control costs, the effectiveness of our business strategies, market share opportunities and reception of our value proposition as well as demand for and adoption of our storage solution in our customer markets. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, including the potential for slower than expected growth of the utility storage market or in customer adoption of 3PAR’s storage solutions, particularly in light of substantial uncertainty about macroeconomic trends in the United States and globally and their potential impact on information technology spending; the impact of competitive conditions; and those additional risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in 3PAR’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which is on file with the SEC and is available on 3PAR’s investor relations website at ir.3PAR.com and on the SEC website at www.sec.gov. Additional information will also be contained in the Quarterly Report on Form 10-Q for the quarter ended December 31, 2008 that will be filed with the SEC in February 2009.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating income (loss), net income (loss) and EPS. 3PAR defines non-GAAP operating income (loss) and net income (loss) as operating income (loss) and net income (loss) plus stock-based compensation expenses. 3PAR defines non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average basic and diluted shares outstanding. 3PAR’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding 3PAR’s performance by excluding non-cash stock-based compensation expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R, 3PAR’s management believes that providing these non-GAAP financial measures allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating 3PAR’s operating results (excluding the impact of these non-cash charges) over different periods of time.

There are a number of limitations related to the use of non-GAAP operating income (loss), net income (loss) and EPS versus operating income (loss), net income (loss) and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation expenses that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in 3PAR’s business. Second, stock-based awards are an important part of 3PAR’s employees’ compensation and impact their performance. Third, the components of the costs that 3PAR excludes in its calculation of non-GAAP net income (loss) may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found on the “Investors” page of 3PAR’s Website at www.3PAR.com.

3PAR Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2008	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$53,685	$97,585
Short-term investments	46,886	18,058
Accounts receivable, net	39,006	34,596
Inventory	29,214	18,057
Deferred cost	5,088	4,273
Prepaid and other current assets	2,334	2,077

Total current assets	176,213	174,646
Property and equipment, net	19,078	14,781
Deferred cost, non-current	—	251
Other non-current assets	190	156

Total assets	$195,481	$189,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$—	$4,000
Accounts payable	10,227	12,527
Accrued liabilities	16,804	16,671
Deferred revenue	31,979	26,051
Accrued warranty	3,736	3,371
Current portion of notes payable	—	883

Total current liabilities	62,746	63,503
Accrued warranty, non-current	2,977	2,813
Deferred revenue, non-current	6,443	5,945
Other long-term liabilities	1,102	1,173

Total liabilities	73,268	73,434
Stockholders’ equity	122,213	116,400

Total liabilities and stockholders’ equity	$195,481	$189,834

3PAR Inc.

Condensed Consolidated Statement of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007
Revenue:
Product	$43,713	$28,961	$125,064	$78,859
Support	4,446	1,801	11,195	3,692

Total revenue	48,159	30,762	136,259	82,551
Cost of revenue:
Product	15,698	10,401	44,270	27,637
Support	1,388	344	3,551	799

Total cost of revenue (1)	17,086	10,745	47,821	28,436

Gross profit	31,073	20,017	88,438	54,115
Operating expenses:
Research and development (1)	11,510	8,320	33,701	25,036
Sales and marketing (1)	15,191	11,762	44,570	32,155
General and administrative (1)	3,865	2,284	10,985	6,550

Total operating expenses	30,566	22,366	89,256	63,741

Income (loss) from operations	507	(2,349)	(818)	(9,626)
Interest and other income, net	47	510	925	808

Income (loss) before provision for income taxes	554	(1,839)	107	(8,818)
Income tax provision	(93)	(38)	(159)	(106)

Net income (loss)	$461	$(1,877)	$(52)	$(8,924)

Net income (loss) per common share, basic	$0.01	($0.05)	($0.00)	($0.35)

Net income (loss) per common share, diluted	$0.01	($0.05)	($0.00)	($0.35)

Shares used to compute net income (loss) per common share
Basic	60,772	39,825	60,539	25,537

Diluted	63,122	39,825	60,539	25,537

(1) Includes stock-based compensation as follows:

Cost of revenues	$75	$60	$189	$139
Research and development	570	414	1,574	824
Sales and marketing	831	488	2,108	900
General and administrative	387	251	990	529

3PAR Inc.

Condensed Consolidated Statement of Operations

(GAAP to non-GAAP reconciliation)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007
GAAP operating income (loss)	$507	$(2,349)	$(818)	$(9,626)
Plus:
Stock-based compensation	1,863	1,213	4,861	2,392

Non-GAAP operating income (loss)	$2,370	$(1,136)	$4,043	$(7,234)

GAAP net income (loss)	$461	$(1,877)	$(52)	$(8,924)
Plus:
Stock-based compensation	1,863	1,213	4,861	2,392

Non-GAAP net income (loss)	$2,324	$(664)	$4,809	$(6,532)

GAAP net income (loss) per common share	$0.01	($0.05)	($0.00)	($0.35)
Plus:
Stock-based compensation	$0.03	$0.03	$0.08	$0.09

Non-GAAP net income (loss) per common share, basic	$0.04	($0.02)	$0.08	($0.26)

Non-GAAP net income (loss) per common share, diluted	$0.04	($0.02)	$0.08	($0.26)

Shares used in computing basic non-GAAP net income (loss) per common share	60,772	39,825	60,539	25,537

Shares used in computing diluted non-GAAP net income (loss) per common share	63,122	39,825	63,480	25,537